Exhibit 99.1
PureCycle Technologies Provides Second Quarter 2023 Update
- Achieved first two bondholder milestones - mechanical completion and PIR pellet production
-Successfully tested and validated core technologies of the PureCycle purification process at scale
-Closed on the land rights with the Development Authority of Augusta, GA for up to eight purification lines. We expect to begin site construction activities on the first line in the fourth quarter of 2023.
-Extended $150 million revolving line of credit through March 31, 2025
(ORLANDO, Florida – August 8, 2023) – PureCycle Technologies, Inc. (“PureCycle” or “the Company”) (NASDAQ: PCT), a U.S.-based company revolutionizing plastic recycling, today, announced a corporate update and financial results for the second quarter ending June 30, 2023.
Management Commentary
Dustin Olson, PureCycle’s Chief Executive Officer, said, “After successfully producing polypropylene resin pellets from post-industrial feedstock at our flagship purification facility in Ironton, Ohio (“Ironton”), we initiated a series of activities to evaluate, adjust, and in some cases, replace or repair certain equipment in the purification process subsystems. We recently initiated a re-start of Ironton, and the facility is operational. After achieving the first two bondholder milestones in the second quarter, we expect to achieve our next milestone of operating at 50% capacity for a month by the end of September.
The commissioning of Ironton is progressing well due to the dedication, focus, and grit of the local team. We have the experience and technical expertise to identify and resolve challenges during startup. We remain dedicated to completing the next steps in the commissioning process in a methodical, purposeful, and focused manner.”
Larry Somma, PureCycle’s Chief Financial Officer, added, “As we prepare for our first shipment to customers, PureCycle will begin the transition from a pre-revenue company to a revenue-generating company. We anticipate operating margins to be in line with 2023 budgeted expectations. Equally important, now that Ironton is operational, we can restart the process of raising long-term project financing for construction of our next purification facility in Augusta, Georgia. We are actively evaluating equipment financing term sheets of our PreP equipment until we are able to close on the longer term project financing transaction. We are also appreciative of Sylebra Capital for extending our $150 million line of credit until March 31, 2025.”
Ironton Update
After initial pellet production in June, we focused on commissioning operations to improve the processes and core technologies in preparation of full capacity operations. Now that we are operational, the next step in the start-up process is increasing capacity gradually while scaling up feedstock deliveries and offtake shipments. Management remains committed to achieving PureCycle’s next bondholder milestone of producing 4.45 million pounds of UPR resin in a month by September 30, 2023. We currently have more than 10 million pounds of feedstock available for Ironton operations.

Expansion Update
PureCycle continued to make progress on its various development projects since its last update. The Company closed on the Augusta Bonds with the Development Authority of Augusta, Georgia (“AEDA”) and is in the final stage of the selection process for an EPC partner for the Augusta site. PureCycle is targeting site development and construction activities to begin in the fourth quarter of 2023.
Updates on our three international development projects include: (i) the PureCycle team in Belgium has continued site engineering work at the Port of Antwerp to support the permitting process, which is expected to be completed by late 2024; (ii) our joint venture team in South Korea progressed engineering plans and is evaluating various feed sources in accordance with the priorities defined by the joint venture; and (iii) we continued to advance our joint venture agreement discussions with Mitsui, which is expected to be executed in the fourth quarter of 2023. The teams continue to narrow down the list of purification plant locations in Japan.
Liquidity and Capital Resources
As of June 30, 2023, PureCycle had total liquidity of $366.3 million including $28.9 million of cash and cash equivalents, $187.4 million in restricted cash and $150 million of undrawn revolving credit. PureCycle also had $309.7 million in Long-term debt and Related party notes payable, less $19.5 million of discount and issuance costs at quarter-end.
As of June 30, 2023, PureCycle estimated that there was $10.0 -$22.5 million remaining investment in 2023 to complete the Ironton facility inclusive of a performance guarantee payment due after successful completion of a performance testing milestone. This range is dependent upon various contract contingencies and their ultimate resolution. PureCycle expects to successfully negotiate at least some of these contingencies, which would reduce the remaining 2023 investment to the lower end of the range.
Conference Call
The Company will hold a conference call Wednesday, August 9th at 11:00 a.m. EST to provide an update on recent corporate developments, including activity from the second quarter and updated future strategic plans.
Second Quarter 2023 Conference Call Details
Date:                 Wednesday, August 9, 2023
Time:                 11:00 a.m. EST
Participant Registration:    [Click Here]
Please register for the conference call using the above link in advance of the call start time. If you have any difficulty connecting with the conference call, please contact PureCycle Investor Relations at (689) 233-3595.
The conference call will have a live Q&A session and be available for replay [Click Here] and on the Company’s website at www.purecycle.com. Please note there will no longer be a telephonic replay.
A replay of the conference call will be available after 2:00 p.m. EST on the day of the call through August 8, 2024.
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Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.
Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, entitled “Risk Factors,” those discussed and identified in other public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by PCT (including PCT’s Quarterly Report on Form 10-Q for the current quarterly period) and the following:
•PCT's ability to obtain funding for its operations and future growth and to continue as a going concern;
•PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s UPR resin in food grade applications (including in the United States, Europe, Asia and other future international locations );
•PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (including in the United States, Europe, Asia and future international locations);
•Expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives;
• the ability of PCT’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations to be appropriately certified by Leidos in a timely and cost-effective manner;
•PCT’s ability to complete the necessary funding with respect to, and complete the construction of, (i) its first U.S. multi-line facility, located in Augusta, Georgia (the “Augusta Facility”); (ii) its first commercial-scale European plant located in Antwerp, Belgium and (iii) its first commercial-scale Asian plant located in Ulsan, South Korea, in a timely and cost-effective manner;
•PCT’s ability to sort and process polypropylene plastic waste at its plastic waste prep (“Feed PreP”) facilities;
•PCT’s ability to maintain exclusivity under the Procter & Gamble Company (“P&G”) license;
•the implementation, market acceptance and success of PCT’s business model and growth strategy;
•the success or profitability of PCT’s offtake arrangements;
•the ability to source feedstock with a high polypropylene content at a reasonable cost;
•PCT’s future capital requirements and sources and uses of cash;
•developments and projections relating to PCT’s competitors and industry;

•     the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action case;
•geopolitical risk and changes in applicable laws or regulations;
•the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including rising interest rates, availability of capital, economic cycles, and other macro-economic impacts;
•turnover or increases in employees and employee-related costs;
•changes in the prices and availability of labor (including labor shortages), transportation and materials, including significant inflation, supply chain conditions and its related impact on energy and raw materials, and PureCycle’s ability to obtain them in a timely and cost-effective manner;
•any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine);
•the potential impact of climate change on the company, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and
•operational risk;
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
About PureCycle Technologies
PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process is designed to remove color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) plastic that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com
Investor Relations Contact:
Charles Place
cplace@purecycle.com
689.233.3595
Media Contact:
Christian Bruey
cbruey@purecycle.com
352.745.6120